REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustees and Shareholders of
IDEX II Series Fund

In our opinion, the accompanying statements of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of each of the portfolios constituting IDEX II Series Fund (hereafter referred to as the "Fund") at September 30, 1995, the results of each of their operations, the changes in each of their net assets and the financial highlights for the period indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 1995 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above. The financial highlights of the Tax-Exempt Portfolio and the Income Plus Portfolio for the year ended November 30, 1991 were audited by other independent accountants whose report dated December 20, 1991 expressed an unqualified opinion thereon.

          /s/

PRICE WATERHOUSE LLP
Kansas City, Missouri

November 17, 1995

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 21 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 17, 1995, relating to the financial statements and financial highlights appearing in the September 30, 1995 Annual Report to Shareholders of the IDEX II Series Fund which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Legal Counsel and Auditors" in the Statement of Additional Information.

       /s/

PRICE WATERHOUSE LLP

Kansas City, Missouri
January 30, 1996